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                                                                    EXHIBIT 21.1

                     SUBSIDIARIES OF SONIC AUTOMOTIVE, INC.

1. Town and Country Ford, Inc.
State of Incorporation: North Carolina

2. Marcus David Corporation d/b/a Town & Country Toyota
State of Incorporation: North Carolina

3. Frontier Oldsmobile-Cadillac, Inc.
State of Incorporation: North Carolina

4. Fort Mill Ford, Inc.
State of Organization: South Carolina

5. Fort Mill Chrysler-Plymouth-Dodge Inc.
State of Incorporation: South Carolina

6. Lone Star Ford, Inc.
State of Incorporation: Texas

7. Sonic Dodge, LLC
State of Incorporation: North Carolina

8. Sonic Chrysler-Plymouth-Jeep-Eagle, LLC
State of Incorporation: North Carolina

9. Sonic Automotive of Nevada, Inc.
State of Incorporation: Nevada

10. Sonic Automotive of Tennessee, Inc.
State of Incorporation: Tennessee

11. Sonic Automotive --  6025 International Drive, LLC
State of Organization: Tennessee

12. Sonic Automotive of Nashville, LLC
State of Organization: Tennessee

13. Sonic Automotive of Chattanooga, LLC
State of Organization: Tennessee

14. Town and Country Jaguar, LLC
State of Organization: Tennessee

15. Town and Country Chrysler-Plymouth-Jeep, LLC
State of Organization: Tennessee

16. Town and Country Dodge of Chattanooga, LLC
State of Organization: Tennessee

17. Sonic Automotive -- 2490 South Lee Highway, LLC
State of Organization: Tennessee

18. Town and Country Ford of Cleveland, LLC
State of Organization: Tennessee

19. Sonic Automotive 5260 Peachtree Industrial Blvd., LLC
State of Organization: Georgia

20. Ken Marks Ford, Inc.
State of Incorporation: Florida

21. Town and Country Chrysler-Plymouth-Jeep of Rock Hill, Inc.
State of Incorporation: South Carolina